Exhibit 99.1

SUMMIT WEST GROUP PROPERTIES

FINANCIAL STATEMENTS

JUNE 30, 2014 AND 2013

C O N T E N T S

Page

FINANCIAL STATEMENTS

Statements of Direct Operating Revenues and Direct Operating Expenses (Unaudited)	2

Notes to Statements of Direct Operating Revenues and Direct Operating Expenses (Unaudited)	3

SUMMIT WEST GROUP PROPERTIES

STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
DIRECT OPERATING REVENUES	$9,773,715	$9,226,845	$21,731,248	$16,580,950
DIRECT OPERATING EXPENSES	1,871,798	1,290,248	3,955,707	2,386,214

DIRECT OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$7,901,917	$7,936,597	$17,775,541	$14,194,736

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

(UNAUDITED)

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On July 25, 2014, Athlon Energy Inc. entered into a Purchase and Sale Agreement (the Agreement) with Summit West Resources LP (the Partnership) and other non-operated interest owners in the Echo IV Properties (Summit West Group Properties or Properties) operated by Summit Petroleum LLC (the Operator).  The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $209.3 million in cash.

The Properties subject to the Agreement include the Partnership’s and other interest owner’s respective working and net revenue interest in the Echo IV Properties which are located in Midland County, Texas.  The accompanying unaudited Statements of Direct Operating Revenues and Direct Operating Expenses (the Statements) have been derived from the Operator’s historical financial records of the Properties for the three and six months ended June 30, 2014 and 2013.

These Statements should be read in conjunction with the audited Statements of Direct Operating Revenues and Direct Operating Expenses for the years ended December 2013, 2012, and 2011 and the accompanying notes.

The Statements have been prepared in accordance with United States generally accepted accounting principles (GAAP) for interim financial information. They do not include all information and footnotes required by GAAP for complete financial statements. The Statements are not intended to be a complete presentation of the results of operations of the Properties as it does not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses, and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids, and crude oil.  Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis.  Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (SEC) Regulation S-X.

In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made.

SUMMIT WEST GROUP PROPERTIES

NOTES TO STATEMENTS OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

(UNAUDITED)

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Use of Estimates

The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of direct operating revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from estimates and assumptions used in the preparation of the Statements.

Subsequent Events

Management has evaluated events subsequent to November 3, 2014, the date the Statements were available to be issued, and is not aware of any events that have occurred that require disclosure in the Statements.